Exhibit 2.2

Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "FISHER WALLACE LABORATORIES INC. " IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO EAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF APRIL, A.D. 2020. AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN· FILED TO DATE. AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "FISHER WALLACE LABORATORIES INC." WAS INCORPORATED ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 2019. AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE J3EEN PAID TO DATE. 7574858 8300 SR# 20203319536 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State Authentication: 202855728 Date: 04-30-20

CERTIFICATION OF·AMENDMENT TO CERTIFICATE OF INCORPORATION FOR FISHER WALLACE LABORATORIES INC., a Delaware corporation The undersigned, Kelly Roman, hereby certifies as follows: 1. He is the Chief Executive Officer of Fisher Wallace Laboratories Inc., a corporation: organized and existing under the General Corporation Law·. of the State of Delaware (the “Corporation”). 2. Article IV of the Certificate of Incorporation is hereby amended to read as follows: The total number of shares of stock which the Corporation shall have authority to issue is Ten Million Two Hundred Thousand (10,200,000) shares of common stock, consisting. of: (i) Eight Million (8,000,000) shares of Class A Voting Common Stock, par value $0.0001 per share; and (ii) Two Million Two Hundred Thousand (2,200,000) shares of Class B Non-Voting Common Stock, par value $0.0001 per share. Except as may be provided in this Certificate of Incorporation or required by law, the Class. A Voting Common Stock shall have voting rights in the election of directors· and on all other matters presented to stockholders, with each holder of Class A Voting Common Stock being entitled to one vote for each share of Class A Voting Common Stock held of record by such holder on such matters. The number of authorized shares of Class A Common Stock, Class B Common Stock or any other class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of Class A Common Stock, Except as required by law, the Class B Non-Voting Common Stock shall have no voting rights. 3. The amendment set forth herein shall become effective immediately upon the filing of this Certificate of Amendment 4. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this corporation 5, The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute was voted in favor of the amendment 6. Such amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, Fisher Wallace Laboratories Inc., has caused this certificate to be signed by Kelly Roman, its Chief Executive Officer, this 28th day of March, 2020. By: Kelly Roman, Chief Executive Officer State of Delaware Secretary of State Division of Corporations Delivered 01:00PM 04/28/2020 FILED 01:00PM 04/28/2020 SR 20203223821 – File Number 7574858